EXHIBIT 99.1

Contact:	Allen & Caron	PhotoMedex, Inc.
	Matt Clawson (investors)	Dennis McGrath, CFO
	949-474-4300	215-619-3287
	matt@allencaron.com	info@photomedex.com

PHOTOMEDEX ANNOUNCES 2003 FOURTH QUARTER, YEAR-END RESULTS

MONTGOMERYVILLE, PA — February 24, 2004 — PhotoMedex, Inc. (Nasdaq: PHMD) today announced the results of their operations for the fourth quarter and year ended December 31, 2003.

Revenues for the fourth quarter ended December 31, 2003 were $3,703,136, an increase of 12.2% over the third quarter 2003. Included in this amount is $2,912,788 from operations of Surgical Laser Technologies, Inc. (“SLT”), a company acquired by PhotoMedex on December 27, 2002. Revenues for the quarter ended December 31, 2002 were $647,341, including revenues of $37,075 from SLT (for a period of 2 days following the closing of the merger of PhotoMedex and SLT on December 27, 2002).

The net loss for the quarter ended December 31, 2003 was $2,169,493, or $(0.06) per diluted share. The net loss for the quarter ended December 31, 2002 was $2,575,457, or $(0.09) per diluted share.

Revenues for the year ended December 31, 2003 were $14,318,793. Included in this amount is $11,827,250 from operations of SLT. Revenues for year ended December 31, 2002 were $3,274,458, including $37,075 from SLT (for a period of 2 days following the closing of the merger of PhotoMedex and SLT on December 27, 2002).

The net loss for the year ended December 31, 2003 was $7,442,849, or $(0.21) per diluted share. The net loss for the year ended December 31, 2002 was $9,072,313, or $(0.34) per diluted share.

As of December 31, 2003, the Company had cash and cash equivalents of $6,633,468.

Jeffrey O’Donnell, PhotoMedex CEO and President, commented, “I am pleased with our total shipments that again exceeded $4 million, resulting in $3.7 million of recognized revenue. Our domestic dermatology business continues to increase. The number of XTRAC® procedures performed in the quarter increased by over 17% to approximately 10,600 procedures from approximately 9,000 procedures in the third quarter. This represents more than a ten-fold increase from the same period last year. More importantly, I am proud of the acceptance PhotoMedex once again received at the Annual Meeting of the American Academy of Dermatology (AAD) earlier this month. We were represented in over 10 podium presentations leading to significant inquiry by practicing dermatologists. We are still at the early stage of awareness among the medical community. Widespread reimbursement will allow us to make the next major step in market awareness moving us toward our goal of becoming a preferred treatment for mild to moderate psoriasis and other inflammatory skin disorders.”

Mr. O’Donnell further added, “With a recently completed mailing to over 1,800 insurance providers, we have been active in discussions with medical directors across the country analyzing the merits of including XTRAC® as a covered benefit. Dr. Marchetti, who will join us on our conference

PHOTOMEDEX ANNOUNCES 2003 FOURTH QUARTER, YEAR-END RESULTS

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call today, discussed the findings of the Thomson Health Economics Research report with our esteemed Scientific Advisory Board and an XTRAC® users group at the AAD earlier this month. We believe there was overwhelming consensus that the Data Compendium including the Thomson report provides persuasive evidence for the inclusion of the XTRAC® procedure as a covered benefit.”

2003 Highlights:

•	CPT Codes for Medicare an Medicaid become effective March 1, 2003;

•	December 2002 Acquisition of Surgical Laser Technologies, Inc. quickly integrated with substantial economies realized;

•	Dermatological XTRAC® procedures increased ten-fold;

•	Pursuit of Private Payer adoption leads to completion of Economic Study on the cost effectiveness of XTRAC®;

•	Data Compendium, including the economic study mailed to over 1,800 insurance providers;

•	Completion of $10.1 million Private Equity Placement;

•	Obtained further validation, both nationally and internationally, from such premier medical conference podiums as the 62nd Annual Meeting of the American Academy of Dermatology (AAD) and the 21st World Congress of Dermatology Meeting, attesting to the clinical superiority of the XTRAC® therapy;

•	Received prominent exposure in peer review journals, supporting the XTRAC® laser’s claims of clinical superiority; equal or superior level of symptom remissions, multiple uses for dermatology indications, and safe and effective treatment for patients.

PhotoMedex will hold a conference call today, Tuesday, February 24, at 4:30 p.m. Eastern Standard Time (EST), to discuss the Company’s fourth quarter 2003 results.

To participate in the conference call, dial 1-800-310-6649 (and confirmation code #740127) approximately 5 to 10 minutes prior to the scheduled start time. If you are unable to participate, a digital replay of the call will be available from Tuesday, February 24, from 7:30 p.m. EST until midnight on Monday, March 8, by dialing 1-888-203-1112 and using confirmation code #740127.

The live broadcast of PhotoMedex, Inc.’s quarterly conference call will be available online by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the call at those sites.

About PhotoMedex:

PhotoMedex provides contract medical procedures to hospitals, surgi-centers and doctors’ offices, offering a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics, and other surgical specialties. The company is a leader in the development, manufacturing and marketing of medical laser products and services.

Some portions of the conference call, particularly those describing PhotoMedex’ strategies, operating expense reductions and business plans, will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended and Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its results. In light of significant uncertainties inherent in forward-looking statements included herein and in the conference call, the inclusion of such information in the conference call should not be regarded as a representation by PhotoMedex or its subsidiaries that the forward looking statements will be achieved.

TABLES FOLLOW

PHOTOMEDEX ANNOUNCES 2003 FOURTH QUARTER, YEAR-END RESULTS

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PHOTOMEDEX, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Revenues	$3,703,136	$647,341	$14,318,793	$3,274,458

Cost of sales	2,923,542	1,444,136	10,487,608	4,425,434

Gross profit (loss)	779,594	(796,795)	3,831,185	(1,150,976)

Operating expenses
Selling, general and administrative	2,466,413	1,258,975	9,451,224	6,190,836
Research and development and engineering	481,083	527,080	1,776,480	1,757,257

	2,947,496	1,786,055	11,227,704	7,948,093

Loss from operations	(2,167,902)	(2,582,850)	(7,396,519)	(9,099,069)

Interest (expense) income, net	(1,591)	7,393	(46,330)	25,669
Other income, net	—	—	—	1,087

Net loss	$(2,169,493)	$(2,575,457)	$(7,442,849)	$(9,072,313)

Basic and diluted net loss per share	$(0.06)	$(0.09)	$(0.21)	$(0.34)

Shares used in computing basic and diluted net loss per share	37,735,242	28,664,573	35,134,378	26,565,685

*	PhotoMedex, Inc. acquired Surgical Laser Technologies, Inc. (“SLT”) on December 27, 2002 and, as such, only 2 days of the operating results of SLT are included in the above consolidated statement of operations for the three months and year ended December 31, 2002. In addition, the operating results for the periods ended December 31, 2002 have been reclassified to conform to the current period presentation.

MORE-MORE-MORE

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PHOTOMEDEX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2003	December 31, 2002
Assets
Cash and cash equivalents	$6,633,468	$5,208,172
Short-term investments	—	799,879
Accounts receivable, net	3,483,030	2,536,334
Inventories	4,522,462	5,055,783
Other current assets	334,002	283,001
Property and equipment, net	4,005,205	3,672,438
Other assets	3,774,564	3,957,597

Total Assets	$22,752,731	$21,513,204

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$3,445,559	$4,068,831
Other liabilities	1,501,034	1,092,700
Bank, Lease, and Notes Payable	1,828,063	3,043,051
Stockholders’ equity	15,978,075	13,308,622

Total Liabilities and Stockholders’ Equity	$22,752,731	$21,513,204